Exhibit 8.1
November 8, 2011
Exterran Partners, L.P.
16666 Northchase Drive
Houston, Texas 77060
RE:      Exterran Partners, L.P. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Exterran Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling unitholder named therein, from time to time, pursuant to Rule 415 of the Securities Act, of common units representing limited partner interests in the Partnership.
     This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.
     In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.
     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. Based on the facts, assumptions and representations set forth herein, the discussion in the Registration Statement under the caption “Material Tax Consequences” insofar as such discussion purports to constitute a summary of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Vinson & Elkins LLP as to the material U.S. federal income tax consequences of the matters described therein. No opinion is expressed as to any matter not discussed herein.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2300
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

     This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.
     This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units or subordinated units pursuant to the Registration Statement.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2300
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel 713.758.2222 Fax 713.758.2346 www.velaw.com